UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2008

WGNB CORP.
(Exact name of registrant as specified in its charter)

GEORGIA	000-30805	58-1640130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117
(Address of Principal
Executive Offices)

(770) 832-3557
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

WGNB Corp. (“WGNB”) is electing to furnish under Item 7.01, the matters disclosed in its October 30, 2008 press release announcing, among other things, that its Board of Directors has (i) declared a dividend on WGNB’s Series A Convertible Preferred Stock payable December 15, 2008; (ii) has extended the expiration date of the public reoffer portion of its offering of Series A Convertible Preferred Stock to January 15, 2009; and (iii) has approved an amendment to WGNB’s Dividend Reinvestment Plan to allow reinvestment of cash dividends paid on the Series A Preferred to be reinvested into common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release contains forward-looking statements regarding WGNB and its subsidiary and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information furnished pursuant to this Item 7.01 (including the exhibits hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into future filings by WGNB under the Securities Act of 1933, as amended, or under the Exchange Act, unless WGNB expressly sets forth in such future filings that such information is to be considered “filed” or incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of WGNB Corp., dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Date: October 31, 2008	By:	/s/ Steven J. Haack
Steven J. Haack
Secretary and Treasurer